Exhibit 99.1

Dime Community Bancshares, Inc. Reports Strong Fourth Quarter 2022 Results With
Earnings Per Share Increasing By 19% On a Year-Over-Year Basis

Robust Loan Originations Drive Over $1.3 Billion in Loan Growth for Fiscal Year 2022

Fourth Quarter Results Highlighted by Strong Non Interest Income Growth,
Prudent Expense Management and Improved Credit Quality

Hauppauge, NY, January 27, 2023 (GLOBE NEWSWIRE) -- Dime Community Bancshares, Inc. (NASDAQ: DCOM) (the “Company” or “Dime”), the parent company of Dime Community Bank (the “Bank”), today reported net income available to common stockholders of $145.3 million for the year ended December 31, 2022, or $3.73 per diluted common share, compared to $96.7 million for the year ended December 31, 2021 or $2.45 per diluted common share.

Kevin M. O’Connor, Chief Executive Officer (“CEO”) of the Company, stated, “As we close the book on 2022, we can reflect on an extremely successful year for our Company. Reported net income available to common shareholders for the twelve months ended December 31, 2022 increased by 50% on a year-over-year basis. Importantly, we delivered consistent financial results throughout 2022 as demonstrated by an annual return on assets in excess of 1.20% and an efficiency ratio below 50%. We made numerous investments in our business and people over the year, including a buildout of our middle market commercial lending operations. Finally, we were very proud to achieve an overall “Outstanding” rating for our Community Reinvestment Act rating from the Federal Reserve Bank of New York.”

For the quarter ended December 31, 2022, net income available to common stockholders was $38.2 million, or $0.99 per diluted common share, compared to $37.7 million, or $0.98 per diluted common share, for the quarter ended September 30, 2022, and $33.5 million, or $0.83 per diluted common share, for the quarter ended December 31, 2021.

Highlights for the Fourth Quarter of 2022 Included:

●	Total loans held for investment, net, increased by $450 million or 18% on an annualized basis versus the linked quarter;
●	Total business loan balances increased by $215 million or 43% on an annualized basis versus the linked quarter;
●	Non-interest income increased to $9.5 million during the fourth quarter of 2022. Excluding the impact of a $1.4 million gain on sale of a branch property in the third quarter, non-interest income during the third quarter of 2022 was $8.0 million. The increase in non-interest income was driven by customer-related loan swap revenue and SBA gain on sale revenue;
●	Non-interest expense to average assets remained well controlled at 1.56% for the fourth quarter, compared to 1.54% for the prior quarter and 1.64% for the year-ago quarter; and
●	Credit quality continues to be strong with non-performing assets and loans 90 days past due and accruing declining by 22% versus the linked quarter and representing only 0.26% of total assets as of December 31, 2022.

Management’s Discussion of Quarterly Operating Results

Net Interest Income

Net interest income for the fourth quarter of 2022 was $96.8 million compared to $100.4 million for the third quarter of 2022 and $91.7 million for the fourth quarter of 2021.

The table below provides a reconciliation of the reported net interest margin (“NIM”) and adjusted NIM excluding the impact of purchase accounting accretion on the loan portfolio.

(Dollars in thousands)	Q4 2022	Q3 2022	Q4 2021
Net interest income	$96,804	$100,438	$91,686
Purchase accounting accretion on loans ("PAA")	(390)	(57)	625
Adjusted net interest income excluding PAA on loans (non-GAAP)	$96,414	$100,381	$92,311

Average interest-earning assets	$12,198,905	$11,782,361	$11,582,086

NIM (1)	3.15%	3.38%	3.14%
Adjusted NIM excluding PAA on loans (non-GAAP) (2)	3.14%	3.38%	3.16%

(1)	NIM represents net interest income divided by average interest-earning assets.
(2)	Adjusted NIM excluding PAA on loans represents adjusted net interest income, which excludes net interest income on PAA loans divided by average interest-earning assets.

Loan Portfolio

The ending weighted average rate (“WAR”)(1) on the total loan portfolio was 4.76% at December 31, 2022, a 43 basis point increase compared to the ending WAR on the total loan portfolio at September 30, 2022.

Outlined below are loan balances and WARs for the period ended as indicated.

	December 31, 2022		September 30, 2022		December 31, 2021
($ in thousands)	Balance	WAR	Balance	WAR	Balance	WAR
Loans held for investment balances at period end:
Commercial and industrial ("C&I")	$1,065,916	7.00%	$900,768	5.90%	$867,542	4.08%
Owner-occupied commercial real estate	1,140,145	5.16	1,090,417	4.69	1,030,240	4.05
Business loans	2,206,061	6.05	1,991,185	5.24	1,897,782	4.06
One-to-four family residential, including condominium and cooperative apartment	773,321	3.96	722,081	3.77	669,282	3.63
Multifamily residential and residential mixed-use (2)(3)	4,026,826	4.08	3,968,244	3.83	3,356,346	3.56
Non-owner-occupied commercial real estate	3,317,485	4.68	3,174,102	4.33	2,915,708	3.69
Acquisition, development, and construction	229,663	8.19	241,019	6.75	322,628	4.53
Other loans	7,679	10.22	8,927	7.29	16,898	5.85
Loans held for investment, excluding PPP loans	10,561,035	4.76	10,105,558	4.33	9,178,644	3.75
PPP loans	5,796	1.00	11,383	1.00	66,017	1.00
Total loans held for investment, including PPP loans	$10,566,831	4.76%	$10,116,941	4.33%	$9,244,661	3.73%

(1)    Weighted average rate is calculated by aggregating interest based on the current loan rate from each loan in the category, adjusted for non-accrual loans, divided by the total amount of loans in the category.

(2)    Includes loans underlying multifamily cooperatives.

(3)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations, for the quarter ended as indicated.

($ in millions)	Q4 2022	Q3 2022	Q4 2021
Loan originations	$638.3	$800.9	$463.9

Deposits

Total average deposits for the fourth quarter of 2022 were $10.4 billion, compared to $10.6 billion for the third quarter of 2022. The cost of deposits increased by 46 basis points on a linked quarter basis. CEO O’Connor stated, “Despite the rapid increase in market interest rates and the competitive environment for deposit balances, we were able to maintain average non-interest bearing deposit balances to average total deposit balances at approximately 36.2% for the fourth quarter of 2022.”

Non-Interest Income

Non-interest income was $9.5 million during the fourth quarter of 2022, $9.4 million during the third quarter of 2022, and $10.2 million during the fourth quarter of 2021. Included in non-interest income during the third quarter of 2022 was a $1.4 million gain on the sale of a branch property.

Non-Interest Expense

Total non-interest expense was $50.7 million during the fourth quarter of 2022, $48.3 million during the third quarter of 2022, and $50.8 million during the fourth quarter of 2021. Excluding the impact of merger expenses and transaction costs, branch restructuring, severance expense, loss on extinguishment of debt, and amortization of other intangible assets, adjusted non-interest expense was $50.3 million during the fourth quarter of 2022, $47.9 million during the third quarter of 2022, and $48.7 million during the fourth quarter of 2021 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The ratio of non-interest expense to average assets was 1.56% during the fourth quarter of 2022, compared to 1.54% during the linked quarter and 1.64% for the fourth quarter of 2021. Excluding the impact of merger expenses and transaction costs, branch restructuring, severance expense, loss on extinguishment of debt, and amortization of other intangible assets, the ratio of adjusted non-interest expense to average assets was 1.55% during the fourth quarter of 2022, compared to 1.53% during the linked quarter and 1.57% for the fourth quarter of 2021 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The efficiency ratio was 47.7% during the fourth quarter of 2022, compared to 44.0% during the linked quarter and 49.9% during the fourth quarter of 2021. Excluding the impact of merger expenses and transaction costs, branch restructuring, severance expense, loss on extinguishment of debt, amortization of other intangible assets, and gain on sale of securities and other assets, the adjusted efficiency ratio was 47.3% during the fourth quarter of 2022, compared to 44.2% during the linked quarter and 48.2% during the fourth quarter of 2021 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Income Tax Expense

The reported effective tax rate for the fourth quarter of 2022 was 27.5%, compared to 28.1% for the third quarter of 2022, and 30.9% for the fourth quarter of 2021.

Credit Quality

Non-performing loans at December 31, 2022 were $34.2 million, or 0.32% of total loans.

A credit loss provision of $0.3 million was recorded during the fourth quarter of 2022, compared to a credit loss provision of $6.6 million during the third quarter of 2022, and a credit loss recovery of $132 thousand during the fourth quarter of 2021. The credit loss provision for the fourth quarter of 2022 was associated with growth in the loan portfolio offset by a reduction in reserves on individually evaluated loans and unfunded commitments.

The allowance for credit losses as a percentage of total loans was 0.79% at December 31, 2022 as compared to 0.81% at September 30, 2022 and 0.91% at December 31, 2021.

Capital Management

The Company’s and the Bank’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements as of December 31, 2022.

CEO O’Connor commented, “Our strong internal capital generation allowed us to keep our capital ratios steady in the quarter, while supporting approximately $450 million of quarterly loan growth. Over the course of 2022, we repurchased approximately $47 million of common stock, representing approximately 4% of shares outstanding at the beginning of the year. Our regulatory capital ratios, which exclude the impact of the accumulated other comprehensive loss component of stockholders’ equity, continue to be very strong.”

Dividends per common share were $0.24 during the fourth quarter of 2022.

Book value per common share was $27.41 at December 31, 2022 compared to $26.55 at September 30, 2022. Tangible common book value per share (which represents common equity less goodwill and other intangible assets, divided by the number of shares outstanding) was $23.20 at December 31, 2022 compared to $22.34 at September 30, 2022. Excluding the impact of accumulated other comprehensive income, the adjusted tangible common book value per share was $25.54 at December 31, 2022 compared to $24.75 at September 30, 2022 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Earnings Call Information

The Company will conduct a conference call at 8:30 a.m. (ET) on Friday, January 27, 2023, during which CEO O’Connor will discuss the Company’s fourth quarter 2022 financial performance, with a question-and-answer session to follow.

The conference call will be simultaneously webcast (listen only) and archived for a period of one year at https://events.q4inc.com/attendee/499210648.

Conference Call Details:

Dial-in for Live Call:

United States: 1-844-200-6205

International:+1-929-526-1599

Access code:269082

Telephone Replay:

A recording will be available until Friday, February 10, 2023.

United States: 1-866-813-9403

International:+44-204-525-0658

Access code: 964093

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $13.1 billion in assets and the number one deposit market share among community banks on Greater Long Island(1).

(1) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as “annualized," “anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may affect demand for our products and reduce interest margins and the value of our investments; changes in deposit flows, loan demand or real estate values may adversely affect the business of the Company; changes in the quality and composition of the Company’s loan or investment portfolios or unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general socio- economic conditions, including conditions caused by the COVID-19 pandemic and any other public health emergency, international conflict, inflation, and recessionary pressures, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates and may adversely affect our customers, our financial results and our operations; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; and litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. Further, given its ongoing and dynamic nature, it is difficult to predict what effects the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, result in a decline in demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch closures, work stoppages and unavailability of personnel; and increased cybersecurity risks, as employees work remotely. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and updates set forth in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
718-782-6200 extension 5909

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	December 31,	September 30,	December 31,
	2022	2022	2021
Assets:
Cash and due from banks	$169,297	$312,996	$393,722
Securities available-for-sale, at fair value	950,587	962,927	1,563,711
Securities held-to-maturity	585,798	591,403	179,309
Loans held for sale	—	289	5,493
Loans held for investment, net:
C&I	1,065,916	900,768	867,542
Owner-occupied commercial real estate	1,140,145	1,090,417	1,030,240
Total business loans	2,206,061	1,991,185	1,897,782
One-to-four family and cooperative/condominium apartment	773,321	722,081	669,282
Multifamily residential and residential mixed-use (1)(2)	4,026,826	3,968,244	3,356,346
Non-owner-occupied commercial real estate	3,317,485	3,174,102	2,915,708
Acquisition, development, and construction	229,663	241,019	322,628
Small Business Administration ("SBA") Paycheck Protection Program ("PPP") loans	5,796	11,383	66,017
Other loans	7,679	8,927	16,898
Allowance for credit losses	(83,507)	(81,935)	(83,853)
Total loans held for investment, net	10,483,324	10,035,006	9,160,808
Premises and fixed assets, net	46,749	47,406	50,368
Premises held for sale	—	—	556
Restricted stock	88,745	65,656	37,732
Bank Owned Life Insurance ("BOLI")	333,292	331,105	295,789
Goodwill	155,797	155,797	155,797
Other intangible assets	6,484	6,915	8,362
Operating lease assets	57,857	57,916	64,258
Derivative assets	154,485	162,679	45,086
Accrued interest receivable	48,561	41,567	40,149
Other assets	113,084	114,241	65,224
Total assets	$13,194,060	$12,885,903	$12,066,364
Liabilities:
Non-interest-bearing checking	$3,519,218	$3,830,676	$3,920,423
Interest-bearing checking	827,454	936,082	905,717
Savings	2,260,101	2,237,409	1,158,040
Money market	2,532,270	2,553,729	3,621,552
Certificates of deposit	1,115,364	930,774	853,242
Total deposits	10,254,407	10,488,670	10,458,974
FHLBNY advances	1,131,000	620,000	25,000
Other short-term borrowings	1,360	2,124	1,862
Subordinated debt, net	200,283	200,305	197,096
Derivative cash collateral	153,040	158,200	4,550
Operating lease liabilities	60,340	60,252	66,103
Derivative liabilities	137,335	144,343	40,728
Other liabilities	82,573	71,218	79,431
Total liabilities	12,020,338	11,745,112	10,873,744
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	416	416	416
Additional paid-in capital	495,410	495,232	494,125
Retained earnings	762,762	733,783	654,726
Accumulated other comprehensive loss ("AOCI"), net of deferred taxes	(90,240)	(93,036)	(6,181)
Unearned equity awards	(8,078)	(9,177)	(7,842)
Treasury stock, at cost	(103,117)	(102,996)	(59,193)
Total stockholders' equity	1,173,722	1,140,791	1,192,620
Total liabilities and stockholders' equity	$13,194,060	$12,885,903	$12,066,364

(1)     Includes loans underlying multifamily cooperatives.

(2)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Interest income:
Loans	$120,773	$106,306	$89,301	$406,601	$359,016
Securities	7,652	7,374	7,097	29,224	22,634
Other short-term investments	1,444	847	414	3,400	2,976
Total interest income	129,869	114,527	96,812	439,225	384,626
Interest expense:
Deposits and escrow	22,017	10,154	2,861	38,433	16,527
Borrowed funds	9,783	3,483	2,265	19,117	10,490
Derivative cash collateral	1,265	452	—	1,812	—
Total interest expense	33,065	14,089	5,126	59,362	27,017
Net interest income	96,804	100,438	91,686	379,863	357,609
Provision (credit) for credit losses	335	6,587	(132)	5,374	6,212
Net interest income after provision (credit)	96,469	93,851	91,818	374,489	351,397
Non-interest income:
Service charges and other fees	3,945	3,866	4,621	16,206	15,998
Title fees	453	474	735	2,031	2,338
Loan level derivative income	1,397	549	113	3,637	2,909
BOLI income	2,187	2,177	1,890	10,346	7,071
Gain on sale of SBA loans	621	211	851	1,797	2,336
Gain on sale of PPP loans	—	—	—	—	20,697
Gain on sale of residential loans	55	54	225	448	1,758
Net gain on equity securities	—	—	—	—	131
Net gain on sale of securities and other assets	—	1,397	975	1,397	1,705
Loss on termination of derivatives	—	—	—	—	(16,505)
Other	809	634	769	2,294	3,630
Total non-interest income	9,467	9,362	10,179	38,156	42,068
Non-interest expense:
Salaries and employee benefits	31,632	29,188	27,638	120,108	108,331
Severance	5	—	—	2,198	1,875
Occupancy and equipment	7,356	7,884	7,784	30,220	30,697
Data processing costs	4,023	3,434	4,506	15,175	16,638
Marketing	1,559	1,531	1,959	5,900	4,661
Professional services	1,831	2,116	2,130	8,069	9,284
Federal deposit insurance premiums	800	800	1,031	3,900	4,077
Loss on extinguishment of debt	—	—	—	740	1,751
Curtailment loss	—	—	—	—	1,543
Merger expenses and transaction costs	—	—	2,574	—	44,824
Branch restructuring	—	—	(1,118)	—	5,059
Amortization of other intangible assets	431	431	715	1,878	2,622
Other	3,065	2,918	3,610	12,542	13,937
Total non-interest expense	50,702	48,302	50,829	200,730	245,299
Income before taxes	55,234	54,911	51,168	211,915	148,166
Income tax expense	15,175	15,430	15,811	59,359	44,170
Net income	40,059	39,481	35,357	152,556	103,996
Preferred stock dividends	1,821	1,822	1,821	7,286	7,286
Net income available to common stockholders	$38,238	$37,659	$33,536	$145,270	$96,710
Earnings per common share ("EPS"):
Basic	$0.99	$0.98	$0.83	$3.73	$2.45
Diluted	$0.99	$0.98	$0.83	$3.73	$2.45

Average common shares outstanding for diluted EPS	38,123,221	38,165,681	39,876,825	38,538,834	38,903,037

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended			At or For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Per Share Data:
Reported EPS (Diluted)	$0.99	$0.98	$0.83	$3.73	$2.45
Cash dividends paid per common share	0.24	0.24	0.24	0.96	0.96
Book value per common share	27.41	26.55	26.98	27.41	26.98
Tangible common book value per share (1)	23.20	22.34	22.87	23.20	22.87
Tangible common book value per share excluding AOCI (1)	25.54	24.75	23.02	25.54	23.02
Common shares outstanding	38,573	38,572	39,878	38,573	39,878
Dividend payout ratio	24.24%	24.49%	28.92%	25.74%	39.18%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	1.23%	1.26%	1.14%	1.22%	0.86%
Return on average equity	13.72	13.56	11.67	13.05	8.96
Return on average tangible common equity (1)	17.34	17.15	14.61	16.48	11.09
Net interest margin	3.15	3.38	3.14	3.25	3.15
Non-interest expense to average assets	1.56	1.54	1.64	1.61	2.03
Efficiency ratio (1)	47.7	44.0	49.9	48.0	61.4
Effective tax rate	27.47	28.10	30.90	28.01	29.81

Balance Sheet Data:
Average assets	$12,985,248	$12,550,626	$12,419,184	$12,466,774	$12,112,800
Average interest-earning assets	12,198,905	11,782,361	11,582,086	11,684,501	11,354,111
Average tangible common equity (1)	889,018	885,182	931,503	889,038	888,128
Loan-to-deposit ratio at end of period	103.0	96.5	88.4	103.0	88.4

Capital Ratios and Reserves - Consolidated: (3)
Tangible common equity to tangible assets (1)	6.87%	6.77%	7.66%
Tangible common equity excluding AOCI to tangible assets (1)	7.56	7.50	7.71
Tangible equity to tangible assets (1)	7.76	7.69	8.64
Tangible equity excluding AOCI to tangible assets (1)	8.45	8.42	8.69
Tier 1 common equity ratio	9.15	9.13	9.49
Tier 1 risk-based capital ratio	10.23	10.25	10.69
Total risk-based capital ratio	12.89	12.98	13.45
Tier 1 leverage ratio	8.53	8.61	8.46
CRE consolidated concentration ratio (2)	554	555	519
Allowance for credit losses/ Total loans	0.79	0.81	0.91
Allowance for credit losses/ Non-performing loans	243.91	199.45	208.04

(1)    See "Non-GAAP Reconciliation" tables for reconciliation of tangible equity, tangible common equity, and tangible assets.

(2)    The CRE consolidated concentration ratio is calculated using the sum of commercial real estate, excluding owner-occupied commercial real estate, multifamily, and acquisition, development, and construction, divided by consolidated capital. December 31, 2022 amounts are preliminary pending completion and filing of the Company’s regulatory reports.

(3)	December 31, 2022 amounts are preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Real estate loans	$9,370,045	$104,218	4.41%	$8,981,848	$92,309	4.08%	$8,293,470	$78,367	3.75%
Commercial and industrial loans	957,151	16,430	6.81	940,628	13,837	5.84	969,338	10,702	4.38
Other loans	8,269	125	6.00	10,566	160	6.01	18,385	232	5.01
Securities	1,663,969	7,652	1.82	1,666,398	7,374	1.76	1,729,191	7,097	1.63
Other short-term investments	199,471	1,444	2.87	182,921	847	1.84	571,702	414	0.29
Total interest-earning assets	12,198,905	129,869	4.22%	11,782,361	114,527	3.86%	11,582,086	96,812	3.32%
Non-interest-earning assets	786,343			768,265			837,098
Total assets	$12,985,248			$12,550,626			$12,419,184

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking	$845,530	$1,174	0.55%	$833,386	$970	0.46%	$962,597	$455	0.19%
Money market	2,469,177	6,620	1.06	2,651,459	2,046	0.31	3,652,681	1,087	0.12
Savings	2,234,968	9,889	1.76	2,243,887	4,951	0.88	1,174,719	108	0.04
Certificates of deposit	1,063,053	4,334	1.62	988,827	2,187	0.88	915,210	1,211	0.52
Total interest-bearing deposits	6,612,728	22,017	1.32	6,717,559	10,154	0.60	6,705,207	2,861	0.17
FHLBNY advances	724,902	6,383	3.49	166,739	430	1.02	25,000	61	0.97
Subordinated debt, net	200,298	2,553	5.06	200,320	2,553	5.06	197,126	2,204	4.44
Other short-term borrowings	90,275	847	3.72	75,975	500	2.61	2,484	—	—
Total borrowings	1,015,475	9,783	3.82	443,034	3,483	3.12	224,610	2,265	4.00
Derivative cash collateral	157,898	1,265	3.18	111,325	452	1.61	3,842	—	—
Total interest-bearing liabilities	7,786,101	33,065	1.68%	7,271,918	14,089	0.77%	6,933,659	5,126	0.29%
Non-interest-bearing checking	3,755,395			3,894,093			4,092,204
Other non-interest-bearing liabilities	275,636			219,883			181,074
Total liabilities	11,817,132			11,385,894			11,206,937
Stockholders' equity	1,168,116			1,164,732			1,212,247
Total liabilities and stockholders' equity	$12,985,248			$12,550,626			$12,419,184
Net interest income		$96,804			$100,438			$91,686
Net interest rate spread			2.54%			3.09%			3.03%
Net interest margin			3.15%			3.38%			3.14%
Deposits (including non-interest-bearing checking accounts)	$10,368,123	$22,017	0.84%	$10,611,652	$10,154	0.38%	$10,797,411	$2,861	0.11%

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	December 31,	September 30,	December 31,
Asset Quality Detail	2022	2022	2021
Non-performing loans ("NPLs")
One-to-four family residential, including condominium and cooperative apartment	$3,203	$3,219	$7,623
Multifamily residential and residential mixed-use	—	—	—
Commercial real estate	8,332	7,673	5,053
Acquisition, development, and construction	657	657	—
C&I	21,946	29,532	27,266
Other	99	—	365
Total Non-accrual loans	$34,237	$41,081	$40,307
Total Non-performing assets ("NPAs")	$34,237	$41,081	$40,307

Loans 90 days delinquent and accruing ("90+ Delinquent")
One-to-four family residential, including condominium and cooperative apartment	$—	$—	$1,945
Multifamily residential and residential mixed-use	—	—	—
Commercial real estate	—	—	—
Acquisition, development, and construction	—	—	—
C&I	—	2,781	1,056
Other	—	—	—
90+ Delinquent	$—	$2,781	$3,001

NPAs and 90+ Delinquent	$34,237	$43,862	$43,308

NPAs and 90+ Delinquent / Total assets	0.26%	0.34%	0.36%
Net charge-offs (recoveries) ("NCOs")	$185	$3,932	$(108)
NCOs / Average loans (1)	0.01%	0.16%	0.00%

(1)	Calculated based on annualized NCOs to average loans, excluding loans held for sale.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provide investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with the Company’s February 2021 merger with Bridge Bancorp, Inc., as well as a gain on sale of a branch property, branch restructuring, gain on sale of PPP loans, severance, and loss on extinguishment of debt:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Reconciliation of Reported and Adjusted (non-GAAP) Net Income Available to Common Stockholders
Reported net income available to common stockholders	$38,238	$37,659	$33,536	$145,270	$96,710
Adjustments to net income (1):
Provision for credit losses - Non-PCD loans (double-count)	—	—	—	—	20,278
Gain on sale of PPP loans	—	—	—	—	(20,697)
Net gain on sale of securities and other assets	—	(1,397)	(975)	1,397	(1,685)
Loss on termination of derivatives	—	—	—	—	16,505
Severance	5	—	—	2,198	1,875
Loss on extinguishment of debt	—	—	—	740	1,751
Curtailment loss	—	—	—	—	1,543
Merger expenses and transaction costs (2)	—	—	2,574	—	44,824
Branch restructuring	—	—	(1,118)	—	5,059
Income tax effect of adjustments and other tax adjustments	—	440	(234)	145	(19,421)
Adjusted net income available to common stockholders (non-GAAP)	$38,243	$36,702	$33,783	$149,750	$146,742

Adjusted Ratios (Based upon non-GAAP as calculated above)
Adjusted EPS (Diluted)	$0.99	$0.95	$0.84	$3.77	$3.73
Adjusted return on average assets	1.23%	1.23%	1.15%	1.24%	1.27%
Adjusted return on average equity	13.72	13.23	11.75	13.20	13.26
Adjusted return on average tangible common equity	17.34	16.72	14.72	16.67	16.73
Adjusted non-interest expense to average assets	1.55	1.53	1.57	1.57	1.55
Adjusted efficiency ratio	47.3	44.2	48.2	47.0	47.6

(1)    Adjustments to net income are taxed at the Company's statutory tax rate of approximately 31% unless otherwise noted.

(2)    Certain merger expenses and transaction costs are non-taxable expense.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Operating expense as a % of average assets - as reported	1.56%	1.54%	1.64%	1.61%	2.03%
Loss on extinguishment of debt	—	—	—	(0.01)	(0.01)
Curtailment loss	—	—	—	—	(0.02)
Severance	—	—	—	(0.02)	(0.02)
Merger expenses and transaction costs	—	—	(0.08)	—	(0.37)
Branch restructuring	—	—	0.03	—	(0.04)
Amortization of other intangible assets	(0.01)	(0.01)	(0.02)	(0.02)	(0.02)
Adjusted operating expense as a % of average assets (non-GAAP)	1.55	1.53	1.57	1.57	1.55

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Efficiency ratio - as reported (non-GAAP) (1)	47.7%	44.0%	49.9%	48.0%	61.4%
Non-interest expense - as reported	$50,702	$48,302	$50,829	$200,730	$245,299
Severance	(5)	—	—	(2,198)	(1,875)
Merger expenses and transaction costs	—	—	(2,574)	—	(44,824)
Branch restructuring	—	—	1,118	—	(5,059)
Loss on extinguishment of debt	—	—	—	(740)	(1,751)
Curtailment loss	—	—	—	—	(1,543)
Amortization of other intangible assets	(431)	(431)	(715)	(1,878)	(2,622)
Adjusted non-interest expense (non-GAAP)	$50,266	$47,871	$48,658	$195,914	$187,625
Net interest income - as reported	$96,804	$100,438	$91,686	$379,863	$357,609
Non-interest income - as reported	$9,467	$9,362	$10,179	$38,156	$42,068
Gain on sale of PPP loans	—	—	—	—	(20,697)
Net gain on sale of securities and other assets	—	(1,397)	(975)	(1,397)	(1,685)
Loss on termination of derivatives	—	—	—	—	16,505
Adjusted non-interest income (non-GAAP)	$9,467	$7,965	$9,204	$36,759	$36,191
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$106,271	$108,403	$100,890	$416,622	$393,800
Adjusted efficiency ratio (non-GAAP) (2)	47.3%	44.2%	48.2%	47.0%	47.6%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents the tangible common equity to tangible assets, tangible equity to tangible assets, and tangible common book value per share calculations (non-GAAP):

	December 31,	September 30,	December 31,
	2022	2022	2021
Reconciliation of Tangible Assets:
Total assets	$13,194,060	$12,885,903	$12,066,364
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(6,484)	(6,915)	(8,362)
Tangible assets (non-GAAP)	$13,031,779	$12,723,191	$11,902,205

Reconciliation of Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,173,722	$1,140,791	$1,192,620
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(6,484)	(6,915)	(8,362)
Tangible equity (non-GAAP)	1,011,441	978,079	1,028,461
Preferred stock, net	(116,569)	(116,569)	(116,569)
Tangible common equity (non-GAAP)	$894,872	$861,510	$911,892

Tangible common equity (non-GAAP)	$894,872	$861,510	$911,892
AOCI, net of deferred taxes	90,240	93,036	6,181
Tangible common equity excluding AOCI (non-GAAP)	$985,112	$954,546	$918,073

Tangible equity (non-GAAP)	$1,011,441	$978,079	$1,028,461
AOCI, net of deferred taxes	90,240	93,036	6,181
Tangible equity excluding AOCI (non-GAAP)	$1,101,681	$1,071,115	$1,034,642

Common shares outstanding	38,573	38,572	39,878

Tangible common equity to tangible assets (non-GAAP)	6.87%	6.77%	7.66%
Tangible common equity excluding AOCI to tangible assets (non-GAAP)	7.56	7.50	7.71
Tangible equity to tangible assets (non-GAAP)	7.76	7.69	8.64
Tangible equity excluding AOCI to tangible assets (non-GAAP)	8.45	8.42	8.69

Book value per share	$27.41	$26.55	$26.98
Tangible common book value per share (non-GAAP)	23.20	22.34	22.87
Tangible common book value per share excluding AOCI (non-GAAP)	25.54	24.75	23.02